SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):           July 30, 2013

CIRRUS LOGIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-17795	77-0024818
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification No.)

800 W. 6th Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (512) 851-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Cirrus Logic, Inc. (the “Company”) was held on July 30, 2013.   At the Annual Meeting, the Company’s stockholders voted on the following proposals described in detail in the Company’s Proxy Statement, dated June 3, 2013.  Final voting results for each of the matters voted on at the meeting are set forth below.

Proposal One:  Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
John C. Carter	26,726,091	490,410	26,296,333
Timothy R. Dehne	26,724,907	491,594	26,296,333
Jason P. Rhode	26,848,245	368,256	26,296,333
Alan R. Schuele	26,719,332	497,169	26,296,333
William D. Sherman	26,805,929	410,572	26,296,333
Susan Wang	26,724,259	492,242	26,296,333

Proposal Two:   Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal Year Ending March 29, 2014.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
51,879,418	1,482,781	150,635

Proposal Three:   Approval, by non-binding vote, of the compensation of the Company’s Named Executive Officers as described in the proxy statement.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
26,105,787	973,779	136,935	26,296,333

Proposal Four:   Approval of the material terms of the Company’s Amended 2007 Management and Key Individual Contributor Incentive Plan

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
26,228,115	840,245	148,141	26,296,333

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIRRUS LOGIC, INC.

Date: August 2, 2013	By:	/s/ Gregory S. Thomas
		Name:	Gregory S. Thomas
		Title:	Vice President, General Counsel, Corporate Secretary